                          SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C. 20549


                               ------------------------


                                       FORM 8-K

                                    CURRENT REPORT
                          Pursuant to Section 13 or 15(d) of
                         the Securities Exchange Act of 1934

            Date of Report (Date of earliest event reported): JUNE 5, 1997
                                                              ------------
                                 SAKS HOLDINGS, INC.
          -----------------------------------------------------------------
                (Exact name of registrant as specified in its charter)

          DELAWARE                   001-14346                 52-1685667
----------------------------        -----------            ------------------
State or Other Jurisdiction          Commission              (IRS Employer
of Incorporation                     File Number           Identification No.)

12 EAST 49TH STREET, NEW YORK, NEW YORK                           10017
-----------------------------------------------------------------------------
(Address of Principal Executive Offices)                        Zip Code


Registrant's telephone number, including area code:  (212) 940-4048
                                                     --------------


                        __________________________________
                          Former name or former address,
                           if changed since last report

Item 5.  OTHER EVENTS.

    Saks Holdings, Inc. (NYSE-SKS), the holding company for Saks Fifth Avenue, has net operating loss carryforwards, at February 1, 1997 of approximately $761 million, which are available to offset taxes otherwise payable on its future taxable income. The carryforwards begin to expire unless utilized in fiscal years 2005 through 2011.

    Saks' results of operations, consistent with the retail industry, are seasonal in nature with a majority of its earnings derived in its fourth quarter. The Company currently expects that it will be required under generally accepted accounting principles to recognize the benefit of its net operating loss carryforwards in its 1997 fourth quarter results. If recognition is required, the net operating loss carryforwards would increase 1997 fourth quarter earnings by an estimated $275 million, and would also result in recording an asset for the deferred tax benefit and a corresponding increase to shareholders' equity in the Company's balance sheet. The recognition of the net operating loss carryforwards in the Company's 1997 financial statements would be reflected in reported results on an ongoing basis beginning in 1998 when its pretax earnings would become subject to an estimated forty-one percent effective income tax rate.

    Saks Fifth Avenue was founded in 1924. Today, the Company comprises forty full-line stores, eight resorts stores, and three main street stores led by the Company's landmark flagship on New York's Fifth Avenue. In addition, Saks also operates thirty five Off Fifth stores and Folio, a separate direct mail business.

    This filing contains forward-looking information, within the meaning of The Private Securities Litigation Reform Act of 1995, regarding expectations and estimates of future earnings, tax benefits and financial reporting requirements. Such forward-looking statements involve risks, uncertainties and other factors that may cause the actual results to be materially different from such forward-looking statements. Such factors include, among others, levels of operating earnings and changes in business strategy or development plans, tax laws or financial reporting requirements. For more details, see the Company's other filings with the Securities and Exchange Commission.

                                      SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                       SAKS HOLDINGS, INC.
                                            (Registrant)


                                       By:  /s/ Mark E. Hood
                                          --------------------------
                                       Name:  Mark E. Hood
                                       Title: Senior Vice President
                                              and Chief Accounting Officer

Dated: June 5, 1997